SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 20, 1998



                             SYMBOLLON CORPORATION
             (Exact name of Registrant as specified in its charter)


    Delaware                   0-22872                       36-3463683
(State or other         (Commission File Number)          (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)


                37 Loring Drive, Framingham, Massachusetts 01702
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                                 (508) 620-7676


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Item 4.  Changes in Registrant's Certifying Accountant

                  Effective April 1, 1998, the Boston office of Richard A. Eisner & Company, LLP ("RAE") was merged into the Boston office of BDO Seidman, LLP ("BDO"). This merger resulted in RAE no longer having an office in the Boston area, and Symbollon Corporation (the "Company") concluded that it would be appropriate to select a new accounting firm. At a meeting of the Board of Directors of the Company on May 20, 1998, it was voted to retain BDO to serve as the Company's independent auditors, effective immediately. RAE's report on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years or any subsequent interim period, there were no disagreements between the Company and RAE on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RAE, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

         16.1 The letter of RAE, dated May 26, 1998, stating that it agrees with the statements made by the Company herein is attached hereto.

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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 1998


                                         SYMBOLLON CORPORATION



                                         By: /s/ Paul C. Desjourdy
                                            ----------------------
                                            Paul C. Desjourdy
                                            Executive Vice President and
                                            Chief Financial Officer


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                               INDEX TO EXHIBITS

Exhibits                    Description                              Page No.
--------                    -----------                              --------

16.1 Letter of Richard A. Eisner & Company, LLP, dated May 26, 1998.